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                                                               Exhibit 99.(h)(3)

                               AMENDMENT NUMBER 1
                                       TO
                             SHAREHOLDERS' SERVICING
                                       AND
                            TRANSFER AGENT AGREEMENT


     This Amendment Number 1 to the Shareholders' Servicing and Transfer Agent Agreement is entered into on November 1, 2003 between each investment company or series listed in Appendix I hereto (as the same may from time to time be amended to add one or more additional investment companies or series thereof advised by an affiliate of Columbia Management Group, Inc. ("CMG") or delete one or more investment companies or series thereof acting severally on its own behalf and not jointly with any of such other companies (each of such investment companies or series thereof being hereinafter referred to as the "Fund" and collectively as the "Funds")), and Liberty Funds Services, Inc. ("LFS").

                                   BACKGROUND

     1. On October 21, 2002, LFS and the Funds entered into a Shareholders' Servicing and Transfer Agent Agreement (the "Agreement").

     2. LFS and the Fund desire to amend the Agreement by revising the compensation schedules set forth in Schedules A and B of the Agreement.

     3. Effective October 13, 2003 the name of LFS was changed to Columbia Funds Services, Inc. ("CFS") and the name of Liberty Funds Distributor, Inc. was changed to Columbia Funds Distributor, Inc.

     In consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

                                    AGREEMENT

     1. Section 2 of the Agreement is deleted in its entirety and replaced with the following:

          "2. COMPENSATION. Each Fund shall pay to CFS for its services rendered and its costs incurred in connection with the performance of its duties hereunder, such compensation and reimbursement as may from time to time be approved by the vote of the Directors/Trustees of the Fund.

          Schedule A attached hereto sets forth the compensation and reimbursement arrangements with respect to each class of the Columbia Funds and the portfolios of CMG Fund trust and the treatment of all interest earned with respect to balances in the accounts maintained by CFS with the Funds' custodian (the "Custodian"), referred to in paragraphs 6, 10 and 11 hereof, net of any charge by the custodian in connection with such accounts, and all interest earned with respect to balances in the accounts maintained by the Distributor for the Columbia Funds, Columbia Funds Distributor, Inc., (the "Distributor"), a subsidiary of

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          CMG, in connection with the sale and redemption of shares of the Fund, net of any charges by the Distributor in connection with such accounts."

     2. The effective date of this Amendment shall be November 1, 2003.

     3. In all other respects the Agreement shall remain in full force and effect.

     In WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

                                                THE FUNDS LISTED ON APPENDIX I


                                                JOSEPH R. PALOMBO
                                                -----------------------------
                                                By:    Joseph R. Palombo
                                                Title: President


                                                COLUMBIA FUNDS SERVICES, INC.

                                                JOSEPH R. PALOMBO
                                                -----------------------------
                                                By:    Joseph R. Palombo
                                                Title: President

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                                   SCHEDULE A

     Terms used in the Schedule and not defined herein shall have the meaning specified in the SHAREHOLDERS' SERVICING AND TRANSFER AGENT AGREEMENT dated October 21, 2002, and as amended from time to time (the "Agreement"). Payments under the Agreement to CFS shall be made in the first two weeks of the month following the month in which a service is rendered or an expense incurred. This Schedule A shall be effective as of November 1, 2002.

     1. Each Fund shall pay CFS for the services to be provided by CFS under the Agreement an amount equal to the sum of the following:

     A monthly fee of

     (a)  $2.34 per account (Equity Funds)
          $2.84 per account (Fixed Income Funds)
          $2.79 per account (Money Market Funds)

     (b)  The Fund's allocated share of Reimbursable Out-of-Pocket Expenses

     In addition, CFS shall be entitled to retain as additional compensation for its services all CFS revenues for fees for wire, telephone, redemption and exchange orders, IRA trustee agent fees and account transcripts due LFS from shareholders of any Fund and interest (net of bank charges) earned with respect to balances in the accounts referred to in paragraph 2 of the Agreement.

     2. All determinations hereunder shall be in accordance with generally accepted accounting principles and subject to audit by the Fund's independent accountants.

     3.   DEFINITIONS

          "ALLOCATED SHARE" for any month means that percentage of Reimbursable Out-of-Pocket Expenses which would be allocated to the Fund for such month in accordance with the methodology described in Exhibit 1 hereto.

          "REIMBURSABLE OUT-OF-POCKET EXPENSES" means (i) out-of-pocket expenses incurred on behalf of the Fund by CFS for stationary, forms, postage and similar items, (ii) networking account fees paid to dealer firms by CFS on shareholder accounts established or maintained pursuant to the National Securities Clearing Corporation's networking system,
          (iii) the monthly fee of $1.84 per account paid by CFS to Columbia Trust Company ("CTC") for services provided by CTC to retirement participants pursuant to its MasterPlan product, (iv) the monthly fee of $2.27 per account paid by LFS to CTC for services provided by CTC to retirement plans and participants pursuant to its Pro Plan product and (v) the monthly fee of one-twelfth of 0.25% charged by Upromise to act as sub transfer agent on 529 accounts they maintain.

          "FUND" means each of the open-end investment companies or series thereof listed on Appendix I.

Agreed:

EACH FUND DESIGNATED IN APPENDIX I FROM TIME TO TIME

By:  JOSEPH R. PALOMBO
     ---------------------------------
     Joseph R. Palombo, President

COLUMBIA FUNDS SERVICES, INC.

By:  JOSEPH R. PALOMBO
     ---------------------------------
     Joseph R. Palombo, President

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                                   APPENDIX I

                                 COLUMBIA FUNDS:

                                     EQUITY
                        Columbia Common Stock Fund, Inc.
                           Columbia Growth Fund, Inc.
                           Columbia Special Fund, Inc.
                          Columbia Small Cap Fund, Inc.
                     Columbia Real Estate Equity Fund, Inc.
                        Columbia International Fund, Inc.
                         Columbia Technology Fund, Inc.
                       Columbia Strategic Value Fund, Inc.
                          Columbia Balanced Fund, Inc.
                               CMG Small Cap Fund
                            CMG Small Cap Growth Fund
                            CMG Small Cap Value Fund
                             CMG Small/Mid Cap Fund
                             CMG Mid Cap Growth Fund
                             CMG Mid Cap Value Fund
                            CMG Large Cap Growth Fund
                            CMG Large Cap Value Fund
                          CMG Enhanced S&P 500(R) Fund
                        CMG Emerging Markets Equity Fund
                          CMG International Stock Fund
                            CMG Strategic Equity Fund


                                  MONEY MARKET
                          Columbia Daily Income Company


                                  FIXED INCOME
                       Columbia Fixed Income Company, Inc.
                       Columbia Short Term Bond Fund, Inc.
                         Columbia High Yield Fund, Inc.
                    Columbia Oregon Municipal Bond Fund, Inc.
                   Columbia National Municipal Bond Fund, Inc.
                               CMG High Yield Fund
                        CMG Fixed Income Securities Fund
                            CMG Short Term Bond Fund
                           CMG International Bond Fund
                             CMG Core Plus Bond Fund
                  CMG Mortgage and Asset-Backed Securities Fund
                             CMG Corporate Bond Fund
                            CMG Government Bond Fund